Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT
Dated as of DECEMBER 4, 2020
by and between
CV SCIENCES, INC.
and
TUMIM STONE CAPITAL, LLC

TABLE OF CONTENTS

Article I PURCHASE AND SALE OF COMMON STOCK                  1
Section 1.1 Purchase and Sale of Stock                     1
Section 1.2 Commencement Date; Settlement Dates                 1
Section 1.3 Reservation of Common Stock                     2
Section 1.4 Current Report; Prospectus Supplement                 2
Article II FIXED PURCHASE AND FORWARD PURCHASE TERMS               3
Section 2.1 Fixed Purchases                             3
Section 2.2 Forward Purchases                         4
Section 2.3 Settlement                                 4
Section 2.4 Beneficial Ownership Limitation                     6
Section 2.5 Commitment Shares                         6
Article III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR         7
Section 3.1 Organization and Standing of the Investor             7
Section 3.2 Authorization and Power                         7
Section 3.3 No Conflicts                             7
Section 3.4 Information                             8
Section 3.5 No Governmental Review                     8
Section 3.6 Not an Affiliate                             8
Section 3.7 No Prior Short Sales                         8
Section 3.8 Statutory Underwriter Status                     9
Section 3.9 Resales of Securities                         9
Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY          9
Section 4.1 Organization, Good Standing and Power                 9
Section 4.2 Authorization, Enforcement                     9
Section 4.3 Capitalization                             9
Section 4.4 Issuance of Securities                         10
Section 4.5 No Conflicts                             10
Section 4.6 Commission Documents, Financial Statements             11
Section 4.7 Subsidiaries                             12
Section 4.8 No Material Adverse Effect                     13
Section 4.9 No Undisclosed Liabilities                     13
Section 4.10 No Undisclosed Events or Circumstances             13
Section 4.11 Indebtedness                             13
Section 4.12 Title To Assets                             14
Section 4.13 Actions Pending                             14
Section 4.14 Compliance With Law                         14
Section 4.15 Certain Fees                             14
Section 4.16 Operation of Business                         15
Section 4.17 Environmental Compliance                     16
Section 4.18 Material Agreements                         16
Section 4.19 Transactions With Affiliates                     17
Section 4.20 Securities Act                             17
Section 4.21 Employees                                 19
Section 4.22 Use of Proceeds                             19
Section 4.23 Investment Company Act Status                     19
Section 4.24 ERISA                                 19
Section 4.25 Taxes                                 20

Section 4.26 Insurance                                 20
Section 4.27 U.S. Real Property Holding Corporation                 20
Section 4.28 Listing and Maintenance Requirements; DTC Eligibility     20
Section 4.29 Foreign Corrupt Practices Act                     21
Section 4.30 Money Laundering Laws                         21
Section 4.31 OFAC                                 21
Section 4.32 Information Technology; Compliance with Data Privacy Laws    21
Section 4.33 Manipulation of Price                         22
Section 4.34 Acknowledgement Regarding Investor’s Acquisition of
Securities                              22
Article V COVENANTS. 22
Section 5.1 Securities Compliance                         22
Section 5.2 Registration and Listing                         23
Section 5.3 Compliance with Laws                         23
Section 5.5 No Frustration; No Variable Rate Transactions             24
Section 5.6 Stop Orders                             25
Section 5.7 Amendments to the Registration Statement; Prospectus
Supplements; Free Writing Prospectuses              25
Section 5.8 Prospectus Delivery                         26
Section 5.9 Selling Restrictions                         27
Section 5.10 Effective Registration Statement                     28
Section 5.11 Non-Public Information                         28
Section 5.12 Broker/Dealer                             28
Section 5.13 Earnings Statement                         29
Section 5.14 Corporate Existence                         29
Section 5.15 Fundamental Transaction                         29
Section 5.16 Disclosure Schedule                         29
Article VI CONDITIONS TO COMMENCEMENT; CONDITIONS TO THE SALE
AND PURCHASE OF THE SHARES                              30
Section 6.1 Conditions to Commencement                     30
Section 6.2 Conditions Precedent to the Obligations of the Company     30
Section 6.3 Conditions Precedent to the Obligations of the Investor         32
Article VII TERMINATION                                      35
Section 7.1 Automatic Termination; Termination by Mutual Consent;
Termination by the Company                  35
Section 7.2 Other Termination                         35
Section 7.3 Effect of Termination                         36
Article VIII INDEMNIFICATION                                  37
Section 8.1 General Indemnity                         37
Section 8.2 Indemnification Procedures                     38
Article IX MISCELLANEOUS                                  40
Section 9.1 Fees and Expenses                         40
Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury
Trial                                  40
Section 9.3 Entire Agreement; Amendment                     41
Section 9.4 Notices                                 41
Section 9.5 Waivers                                 42
Section 9.6 Headings; Construction                         42
Section 9.7 Successors and Assigns                         43
Section 9.8 Governing Law                             43
Section 9.9 Survival                                 43

Section 9.10 Counterparts                             43
Section 9.11 Publicity                                 43
Section 9.12 Severability                             44
Section 9.13 No Third Party Beneficiaries                     44
Section 9.14 Further Assurances                         44

Annex A. Definitions

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, made and entered into as of the 4th day of December, 2020 (this “Agreement”), by and between Tumim Stone Capital, LLC, a Delaware limited liability company (together with its investment managers and investment advisors, the “Investor”), and CV Sciences, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, and the Investor shall thereupon purchase from the Company, up to $10,000,000 worth of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, in partial consideration for the Investor’s execution and delivery of this Agreement, the Company is causing its transfer agent to issue to the Investor the Commitment Shares in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, the issuance of the Commitment Shares and the offer and sale of the Shares hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF COMMON STOCK

Section 1.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions and limitations of this Agreement, during the Investment Period, the Company, in its discretion, may issue and sell to the Investor up to $10,000,000 (the “Total Commitment”) worth of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Aggregate Limit”) by (i) the delivery to the Investor of separate Fixed Purchase Notices and (ii) the delivery to the Investor of separate Forward Purchase Notices, in each case as provided in Article II. The aggregate of all Fixed Purchase Amounts and Forward Purchase Amounts shall not exceed the Aggregate Limit.

Section 1.2 Commencement Date; Settlement Dates. This Agreement shall become effective and binding upon the payment of the fees required to be paid on or prior to the Commencement Date pursuant to Section 9.1, the delivery of irrevocable instructions to issue the Commitment Shares to the Investor or its designee(s) as provided in Sections 2.5 and 6.1, the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and the delivery of all other documents, instruments and writings required to be delivered on the Commencement Date, in each case as provided in Section 6.1, to the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, New York 10019, at 5:00 p.m., New York time, or at such other time as the parties may agree, on the Commencement Date. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Commencement Date and during the Investment Period the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Shares in respect of each Fixed Purchase and each Forward Purchase. The settlement of Shares to be purchased by the Investor pursuant to each Fixed Purchase and each Forward Purchase shall occur on the applicable Fixed Purchase Settlement Date and the applicable Forward Purchase Settlement

Date, respectively, in accordance with Section 2.3, provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

Section 1.3 Reservation of Common Stock. The Company has or will have duly authorized and reserved for issuance, and covenants to continue to so reserve once reserved for issuance, free of all preemptive and other similar rights, at all times during the Investment Period, the requisite aggregate number of authorized but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued in respect of all Fixed Purchases and Forward Purchases under this Agreement, in any case prior to the issuance to the Investor of such Shares.

Section 1.4 Current Report; Prospectus Supplement. As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the Trading Day immediately following the Commencement Date, the Company shall file with the Commission a current report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”). As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the second (2nd) Trading Day immediately following the Commencement Date, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the Commencement Date, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus (the “Initial Prospectus Supplement”). The Current Report shall include a copy of this Agreement as an exhibit and shall be incorporated by reference in the Registration Statement and the Prospectus. The Company has prior to the date hereof provided the Investor a reasonable opportunity to comment on a draft of the Current Report and the Initial Prospectus Supplement and has given due consideration to all such comments (provided, however, that the failure of the Investor to make any objection to the form and content thereof shall not relieve the Company of any obligation or liability under this Agreement or affect the Investor’s right to rely on the representations and warranties made by the Company in this Agreement). If the transactions contemplated by any Fixed Purchase and/or Forward Purchase are material to the Company (individually or collectively with other prior Fixed Purchases and Forward Purchases, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company or the Investor, then, on the applicable Fixed Purchase Settlement Date with respect to such Fixed Purchase or the applicable Forward Purchase Settlement Date with respect to such Forward Purchase (as applicable), the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act or a current report on Form 8-K with respect to the applicable Fixed Purchase(s) and Forward Purchase(s) (as applicable), disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such Fixed Purchase(s) and Forward Purchase(s) (as applicable), the applicable Fixed Purchase Price and applicable Forward Purchase Price for the Shares subject to such Fixed Purchase(s) and Forward Purchase(s) (as applicable), the total aggregate Fixed Purchase Price and Forward Purchase Price for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in a Prospectus Supplement or a current report on Form 8-K filed with the Commission, the Company shall disclose, in each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed with the Commission, the information described in the immediately preceding sentence relating to all Fixed Purchase(s) and Forward Purchase(s) consummated during the relevant fiscal quarter.

ARTICLE II
FIXED PURCHASE AND FORWARD PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1 Fixed Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 6.1 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Sections 6.2 and 6.3, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Fixed Purchase Notice in the form attached hereto as Exhibit A, to purchase a Fixed Purchase Share Amount, not to exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Notice Date), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Settlement Date in accordance with this Agreement (each such purchase a “Fixed Purchase”). The Investor is obligated to accept each Fixed Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Fixed Purchase Notice directing the Investor to purchase a Fixed Purchase Share Amount in excess of the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Notice Date), such Fixed Purchase Notice shall be void ab initio to the extent of the amount by which the Fixed Purchase Share Amount set forth in such Fixed Purchase Notice exceeds such applicable Fixed Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Fixed Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Fixed Purchase Maximum Amount in such Fixed Purchase. The Company may deliver a Fixed Purchase Notice to the Investor on a Trading Day, so long as (i) the VWAP of the Common Stock on such Trading Day is not the lowest VWAP during the ten (10) consecutive Trading Day-period ending on (and including) such Trading Day (such ten (10) consecutive Trading Day period, the “Valuation Period”), (ii) the Closing Sale Price of the Common Stock on such Trading Day exceeds the arithmetic average of the daily VWAPs of the Common Stock during the applicable Valuation Period, (iii) the lowest Sale Price of the Common Stock during the applicable Valuation Period exceeds $0.15, (iv) such Fixed Purchase Notice is delivered no earlier than the second (2nd) Trading Day since the later of (A) the most recent prior Fixed Purchase Settlement Date and (B) the most recent prior Forward Purchase Settlement Date, and (v) all Shares subject to all prior Fixed Purchases and all prior Forward Purchases theretofore required to have been received by the Investor as DWAC Shares under this Agreement have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

Section 2.2 Forward Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 6.1 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Sections 6.2 and 6.3, in addition to purchases of Shares as described in Section 2.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Forward Purchase Notice in the form attached hereto as Exhibit B, to purchase the applicable Forward Purchase Share Amount, not to exceed the applicable Forward Purchase Maximum Amount, at the applicable Forward Purchase Price therefor on the applicable Forward Purchase Settlement Date in accordance with this Agreement (each such purchase, a “Forward Purchase”). The Company may deliver a Forward Purchase Notice to the Investor on a Trading Day, so long as (i) such Forward Purchase Notice is delivered no earlier than the second (2nd) Trading Day since the later of (A) the most recent prior Fixed Purchase Settlement Date and (B) the most recent prior Forward Purchase Settlement Date, and (ii) all Shares subject to all prior Fixed Purchases and Forward Purchases (as applicable) theretofore required to have been received by the Investor as DWAC Shares under this Agreement have been delivered to the

Investor as DWAC Shares in accordance with this Agreement. The Investor is obligated to accept each Forward Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Forward Purchase Notice directing the Investor to purchase a Forward Purchase Share Amount in excess of the applicable Forward Purchase Maximum Amount that the Company is then permitted to include in such Forward Purchase Notice, such Forward Purchase Notice shall be void ab initio to the extent of the amount by which the Forward Purchase Share Amount set forth in such Forward Purchase Notice exceeds such applicable Forward Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Forward Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Forward Purchase Maximum Amount in such Forward Purchase. On the applicable Forward Purchase Settlement Date for a Forward Purchase, the Investor shall provide to the Company a written confirmation of such Forward Purchase in the form attached hereto as Exhibit C setting forth the applicable Forward Purchase Price per Share and the total aggregate Forward Purchase Price for such Forward Purchase (each, a “Forward Purchase Confirmation”).

Section 2.3 Settlement.
(a) Fixed Purchase Settlement. The payment for, against simultaneous delivery of, Shares in respect of each Fixed Purchase shall be settled on the Trading Day immediately following the applicable Fixed Purchase Notice Date for such Fixed Purchase (each such date, a “Fixed Purchase Settlement Date”). For each Fixed Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (i) the Fixed Purchase Share Amount to be purchased by the Investor in such Fixed Purchase and (ii) the applicable Fixed Purchase Price for such Shares, as full payment for such Fixed Purchase Share Amount, via wire transfer of immediately available funds to an account theretofore specified by the Company on the same Trading Day that the Investor’s designated broker receives such Fixed Purchase Share Amount as DWAC Shares in accordance with this Agreement, if all of such Shares are so received by the Investor before 1:00 p.m., New York time, or, if such Shares are received by the Investor after 1:00 p.m., New York time, then payment therefor shall be made on the Trading Day immediately following the Trading Day on which the Investor has received all of such Shares as DWAC Shares.

(b) Forward Purchase Settlement. The payment for, against prior delivery of, Shares in respect of each Forward Purchase shall be settled on the third (3rd) Trading Day immediately following the applicable Forward Purchase Clearing Date for such Forward Purchase (each such date, a “Forward Purchase Settlement Date”). On the applicable Forward Purchase Clearing Date for a Forward Purchase, the Company shall deliver to the Investor or its designee(s) the Forward Purchase Share Amount to be purchased by the Investor in such Forward Purchase as DWAC Shares in accordance with this Agreement. On the applicable Forward Purchase Settlement Date, the Investor shall pay to the Company an amount in cash equal to the product of (i) the applicable Forward Purchase Share Amount, which the Investor shall have received as DWAC Shares on the applicable Forward Purchase Clearing Date, and (ii) the applicable Forward Purchase Price for such Shares, as full payment for such Forward Purchase Share Amount, via wire transfer of immediately available funds to an account theretofore specified by the Company.

(c) Other Settlement Matters. If the Company or the Transfer Agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a Fixed Purchase or a Forward Purchase, within one (1) Trading Day following the applicable Fixed Purchase Settlement Date, with respect to a Fixed Purchase, or within one (1) Trading Day following the applicable Forward Purchase Clearing Date, with respect to a Forward Purchase, in each case in compliance with this Section 2.3, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such Fixed Purchase or Forward Purchase (as applicable), then the Company shall, within two (2) Trading Days after the Investor’s request, either (1) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such Fixed Purchase or Forward Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock upon any Fixed Purchase or Forward Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 2.4 Beneficial Ownership Limitation. Notwithstanding any other provision of this Agreement, the Investor shall not purchase or acquire, or be obligated or have the right to purchase or acquire, any shares of Common Stock pursuant to this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). If the Company issues a Fixed Purchase Notice with respect to any Fixed Purchase or a Forward Purchase Notice with respect to any Forward Purchase that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, such Fixed Purchase Notice and/or Forward Purchase Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such Fixed Purchase Notice or Forward Purchase Notice, together with all shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would exceed the Beneficial Ownership Limitation. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Trading Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not in excess of 9.99% of the then issued and outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this Section 2.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.4 to the extent necessary to correct this Section 2.4 (or any portion of this Section 2.4) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 2.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2.4 may not be waived by the Company or the Investor.
Section 2.5 Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Commencement Date, the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer to the Investor or its designee(s) as DWAC Shares such number of Commitment Shares as shall equal the quotient obtained by dividing (i) $100,000 by (ii) the arithmetic average of (A) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Commencement Date, (B) the product of (1) 0.90 and (2) the arithmetic average of the three (3) lowest VWAPs for the Common Stock during the ten (10) consecutive Trading-Day period ending on (and including) the Commencement Date, and (C) the product of (1) 0.97 and (2) the lowest Sale Price on the Commencement Date (collectively, the “Commitment Shares”), not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Commencement Date, all of which Commitment Shares shall be issued pursuant to the Registration Statement and without any restriction on resale. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any Fixed Purchases or Forward Purchases are effected hereunder and regardless of any subsequent termination of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company:

Section 3.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

Section 3.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or members is required. This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.12 of this Agreement). The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement. The Investor is aware of all of its obligations under U.S. federal and applicable state securities laws and all rules and regulations promulgated thereunder in connection with this Agreement and the transactions contemplated hereby and the purchase and sale of the Securities.

Section 3.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.6 Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a Fixed Purchase or Forward Purchase, as applicable, if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such Fixed Purchase or Forward Purchase, as applicable, to the Investor on the applicable Settlement Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 2.3 of this Agreement.

Section 3.7 No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 3.8 Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” in the Initial Prospectus Supplement and any additional Prospectus Supplements filed pursuant to Section 1.4.

Section 3.9 Resales of Securities. The Investor represents, warrants and covenants that it will resell such Securities only in a manner described under the caption “Plan of Distribution” in the Initial Prospectus Supplement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.1 Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except to the extent that the failure to be so qualified would not have a Material Adverse Effect.

Section 4.2 Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Securities in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of the Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Purchase Notice and Forward Purchase Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. The offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Commencement Date complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. The Company has made available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Certificate of Incorporation as in effect on the Commencement Date (the “Charter”), and the Company’s Bylaws as in effect on the Commencement Date (the “Bylaws”).

Section 4.4 Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been or will be (prior to the delivery of any Fixed Purchase Notice and any Forward Purchase Notice to the Investor hereunder), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued in accordance with the terms of this Agreement, and the Shares, when issued and paid for in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

Section 4.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) other than any conflicts, defaults or rights that have been waived, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Significant Subsidiaries under any agreement or any commitment to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Securities to the Investor in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission subsequent to the Commencement Date, including, but not limited to, a Prospectus Supplement under Section 1.4 of this Agreement).

Section 4.6 Commission Documents, Financial Statements.

(a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents for the twelve months preceding the date of this Agreement. The Company has made available via EDGAR true and complete copies of the Commission Documents filed with or furnished to the Commission prior to the Commencement Date (including, without limitation, the 2019 Form 10-K) and has made available via EDGAR true and complete copies of all of the Commission Documents heretofore incorporated by reference in the Registration Statement and the Prospectus. No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its filing date, each Commission Document filed with or furnished to the Commission and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2019 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Commencement Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Commission Document to be filed with or furnished to the Commission after the Commencement Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Section 1.4 during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) The Company has timely filed with the Commission and made available via EDGAR all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 4.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

(d) Deloitte & Touche LLP, who have expressed their opinions on the audited consolidated financial statements of the Company and related schedules as of December 31, 2019, and for the year ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, and Tanner LLC, who have expressed their opinions on the audited consolidated financial statements of the Company and related schedules as of December 31, 2018, and for the year ended December 31, 2018, in each case included or incorporated by reference in the Registration Statement and the Base Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and to the Knowledge of the Company each is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board. Neither Deloitte & Touche LLP nor Tanner LLC has been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(e) The section entitled “Critical Accounting Policies” included or incorporated by reference in the Registration Statement (and any post-effective amendment thereto) and the Prospectus shall accurately describe in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

Section 4.7 Subsidiaries. Section 4.7 of the Disclosure Schedule sets forth each Subsidiary of the Company as of the Commencement Date, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Commencement Date.

Section 4.8 No Material Adverse Effect. Since December 31, 2019, except as disclosed in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, and, except as disclosed in the Commission Documents, there exists no current state of facts, condition or event which would have a Material Adverse Effect.

Section 4.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2019 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 4.10 No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Commencement Date but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

Section 4.11 Indebtedness. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 sets forth, as of September 30, 2020, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries, except as disclosed in the Commission Documents. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 4.12 Title To Assets. Each of the Company and its Subsidiaries has good and valid title to, or has valid rights to lease or otherwise use, all of their respective real and personal property reflected in the Commission Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or that would not have a Material Adverse Effect. All real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

Section 4.13 Actions Pending. There is no action, suit, claim, investigation or proceeding pending, or to the Knowledge of the Company threatened, against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the Knowledge of the Company threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit related to the Company, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would be reasonably expected to result in a Material Adverse Effect.

Section 4.14 Compliance With Law. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company satisfies, as of the Commencement Date, all requirements for the continued listing or quotation of its Common Stock on the Trading Market, and the Company is not, as of the Commencement Date, in material violation of any of the rules, regulations or requirements of the Trading Market and has no Knowledge of any facts or circumstances that could reasonably be expected to lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future.

Section 4.15 Certain Fees. Except as set forth in Section 4.15 to the Disclosure Schedule, no brokers, finders or financial advisory fees or commissions is or shall be payable by the Company or any Subsidiary (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement. Except as set forth in this Section 4.15 or as disclosed in Section 4.15 of the Disclosure Schedule, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Investor or the Broker-Dealer for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s Knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member (including, without limitation, those FINRA members set forth on Schedule 4.15 of the Disclosure Schedule) or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. Except as set forth in this Section 4.15 or as disclosed in Section 4.15 of the Disclosure Schedule, no “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member (including, without limitation, those FINRA members set forth on Schedule 4.15 of the Disclosure Schedule) or person associated with any FINRA member, during the period commencing 180 days immediately preceding the Commencement Date and ending on the date this Agreement is terminated in accordance with Article VII, that to the Knowledge of the Company may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.

Section 4.16 Operation of Business.
(a) The Company or one or more of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. This Section 4.16(a) does not relate to environmental matters, such items being the subject of Section 4.17.

(b) The Company or one or more of its Subsidiaries owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it, except where the failure to possess such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or judicial proceedings pending, or to the Company’s Knowledge threatened, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.17 Environmental Compliance. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Commencement Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

Section 4.18 Material Agreements. Neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”) and which has not been or will not be so filed as an exhibit to an annual report on Form 10-K. Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, except in each case, the result of which would not have a Material Adverse Effect. Except as disclosed in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.19 Transactions With Affiliates. Except as disclosed in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any Person who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or Affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such Persons’ employment or service as a director with the Company or any of its Subsidiaries.

Section 4.20 Securities Act. The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities contemplated by this Agreement.

(a) The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act, the Registration Statement, including a base prospectus relating to the Securities. The Registration Statement was declared effective by order of the Commission on April 30, 2020. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s Knowledge, threatened by the Commission. No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission.

(b) As of the Commencement Date, the Company satisfies all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Securities contemplated by this Agreement (without reliance on General Instruction I.B.6. of Form S-3). As of the close of trading on the Trading Market on December 4, 2020, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 under the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $62,752,291 (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Trading Market on December 4, 2020 by (y) the number of Non-Affiliate Shares outstanding on November 27, 2020). The Company is not, and has not previously been at any time, a “shell company” (as such term is defined in Rule 405 under the Securities Act).Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act. The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission, and will comply in all material respects at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, with the requirements of the Securities Act, and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission, and shall not at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Commencement Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The Base Prospectus complied in all material respects on its date and on the Commencement Date, and will comply in all material respects on each applicable Fixed Purchase Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date, with the requirements of the Securities Act and did not on its date and on the Commencement Date and shall not on each applicable Fixed Purchase Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(c) Each Prospectus Supplement required to be filed pursuant to Section 1.4 hereof, when taken together with the Base Prospectus and any applicable Permitted Free Writing Prospectus, on its date and on the applicable Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(d) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Securities, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act). Each Permitted Free Writing Prospectus (a) shall conform in all material respects to the requirements of the Securities Act on the date of its first use, (b) when considered together with the Prospectus on each applicable Fixed Purchase Exercise Date and on each applicable Settlement Date, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (c) shall not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The immediately preceding sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(e) Prior to the Commencement Date, the Company has not distributed any offering material in connection with the offering and sale of the Securities. From and after the Commencement Date and prior to the completion of the distribution of the Securities, the Company shall not distribute any offering material in connection with the offering and sale of the Securities, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

Section 4.21 Employees. Neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

Section 4.22 Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Initial Prospectus Supplement and any other Prospectus Supplement filed pursuant to Section 1.4.

Section 4.23 Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Initial Prospectus Supplement and any other Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.24 ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a

Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 4.22, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 4.25 Taxes. The Company (i) has filed all federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it which would have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no Knowledge of any basis for any such claim. Based on its current activities, the Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

Section 4.26 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

Section 4.27 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 4.28 Listing and Maintenance Requirements; DTC Eligibility. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. As of the Commencement Date, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. As of the Commencement Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 4.29 Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or other Person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 4.30 Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.31 OFAC. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 4.32 Information Technology; Compliance with Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology equipment, computers, systems, networks, hardware, software, websites, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as reasonably required to operate the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to protect their material confidential information and the integrity, continuous operation, and security of all IT Systems and Personal Data used in connection with their businesses. “Personal Data” means any information about an individual person that would enable the Company, either alone or in combination with other information, to identify a natural person. Within the past five years, neither the Company nor its Subsidiaries have experienced a material information security incident except for those that have been remedied without causing a Material Adverse Effect or a legal obligation to notify any other Person. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws of jurisdictions where the Company and its Subsidiaries conduct business.

Section 4.33 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

Section 4.34 Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement or the transactions contemplated hereby is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Article III of this Agreement.

ARTICLE V
COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

Section 5.1 Securities Compliance. The Company shall notify the Trading Market, as required, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall take all reasonably necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals in order to (i) qualify the Securities for offering and sale to the Investor, or to obtain an exemption for the Securities to be offered and sold to the Investor and (ii) qualify the Securities for offer and resale by the Investor, or to obtain an exemption for the Securities to be offered and resold by the Investor, in each case under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Investor may reasonably designate, and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

Section 5.2 Registration and Listing. The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Section 12(b) or 12(g) of the Exchange Act, shall comply in all material respects with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Without limiting the generality of the foregoing, the Company shall file all reports, schedules, registrations, forms, statements, information and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act, including all material required to be filed pursuant to Sections 13(a), 13(c),

14 or 15(d) of the Exchange Act, in each case within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company shall use its reasonable best efforts to continue the listing and trading of its Common Stock and the listing of the Commitment Shares acquired and the Shares purchased by the Investor hereunder on the Trading Market, and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of FINRA and the Trading Market. The Company shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.3 Compliance with Laws.

(a) The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations, permits and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act and the Exchange Act. Without limiting the foregoing: (A) neither the Company nor any of its officers or directors (1) will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (2) sell, bid for, purchase, or pay any compensation for soliciting purchases of, any of the Securities; and (B) neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any applicable export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(b) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and any applicable securities laws of any non-U.S. jurisdictions. Neither the Investor nor any of its officers or directors will take, directly or indirectly, any action designed or intended to cause or to result in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities.

Section 5.4 Due Diligence. Subject to the requirements of Section 5.11 of this Agreement, from time to time during the Investment Period, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence. The Company shall not be required to reimburse the Investor or its counsel or advisors in connection with any such due diligence from and after the date of this Agreement.

Section 5.5 No Frustration; No Variable Rate Transactions.

(a) The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor as DWAC Shares not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Commencement Date, (ii) the Shares to the Investor in respect of a Fixed Purchase on the applicable Fixed Purchase Settlement Date, and (iii) the Shares to the Investor in respect of a Forward Purchase not later than the applicable Forward Purchase Clearing Date. For the avoidance of doubt, nothing in this Section 5.5(a) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.1 (subject in all cases to Section 7.3).

(b) The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.6 Stop Orders. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. The Company shall not issue any Fixed Purchase during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

Section 5.7 Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(a) Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, this Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (i) the Investor shall not previously have been advised, (ii) the Company shall not have given the Investor and its counsel a reasonable opportunity to comment on a draft thereof prior to filing with the Commission, (iii) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel prior to filing with the Commission, or (iv) the Investor shall reasonably object after being so advised or after having completed its review (provided, however, that the failure of the Investor to make such objection shall not relieve the Company of any obligation or liability under this Agreement or affect the Investor’s right to rely on the representations and warranties made by the Company in this Agreement), unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof (it being acknowledged and agreed that the provisions of Section 1.4, and not this Section 5.7, shall apply with respect to the Initial Prospectus Supplement). In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company shall not file any (1) Prospectus Supplement with respect to the Securities, without delivering or making available a copy of such Prospectus Supplement (in the form filed with the Commission), together with the Base Prospectus, to the Investor promptly after the filing thereof with the Commission, or (2) any amendment to the Registration Statement, without promptly delivering or making available a copy of such amendment to the Registration Statement (in the form filed with the Commission) to the Investor promptly after the filing thereof with the Commission, in each case via e-mail in “.pdf” format to an e-mail account designated by the Investor.

(b) The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act. The Investor has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 5.8 Prospectus Delivery. For so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company will furnish to the Investor and its counsel (at the expense of the Company) copies of the Base Prospectus and all Prospectus Supplements that are filed with the Commission, in each case, in the form filed with the Commission, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by the Investor and, at the Investor’s request, will also furnish copies of the Base Prospectus and all Prospectus Supplements, in each case, in the form filed with the Commission, to each exchange or market on which sales of the Securities may be made and to each Broker-Dealer or other Person designated by the Investor. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Securities may be sold by the Investor, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.7(a) above, file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Investor a copy thereof in accordance with this Section 5.8. The Investor shall comply with any Prospectus delivery requirements under the Securities Act applicable to it. The Investor acknowledges and agrees that it is not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Securities.

Section 5.9 Selling Restrictions.

(a) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales involving the Company’s securities or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending Fixed Purchase Notice or a pending Forward Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Fixed Purchase Notice or such Forward Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer upon such Restricted Person’s receipt of such shares of Common Stock from the Company pursuant to this Agreement.

(b) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (a) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.10 Effective Registration Statement. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of Securities by the Company to the Investor, and for the resale of Securities by the Investor, at all times during the term of this Agreement and, to the extent the Investor owns any Securities upon the termination of this Agreement, until the 180th day next following the termination of this Agreement (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall prepare and, subject to Section 5.7(a) above, file with the Commission, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of Securities by the Company to the Investor, and for the resale of Securities by the Investor, at all times during the Registration Period.

Section 5.11 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents, on the Cleansing Date (defined below) and in compliance with the conditions set forth below, the Investor may publicly disclose such information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents, to the extent the Investor (in its reasonable good faith judgment) deems such information to be material non-public information, in the form of a press release, public advertisement or otherwise; provided, however, prior to exercising this right, the Investor shall provide the Company with written notice of the Company's alleged failure to disclose such information, which notice shall (i) include a description of the disclosure that the Investor intends to make and (ii) provide the Company with at least one (1) business day to cure such failure (the first business day following such one-business day cure period, the “Cleansing Date”). The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 5.12 Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may acquire or purchase from the Company pursuant to this Agreement which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions, and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 5.13 Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

Section 5.14 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 5.15, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 5.14 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.1 (subject in all cases to Section 7.3).

Section 5.15 Fundamental Transaction. If a Fixed Purchase Notice or a Forward Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the Fixed Purchase or Forward Purchase to which such Fixed Purchase Notice or Forward Purchase Notice, respectively, relates.

Section 5.16 Disclosure Schedule.

(a) From time to time during the Investment Period, the Company shall be permitted to update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(a). For purposes of this Section 5.16, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit E shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.16 shall cure an prior breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect thereto.

(b) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

ARTICLE VI
CONDITIONS TO COMMENCEMENT;
CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 6.1 Conditions to Commencement. On the Commencement Date, the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer the Commitment Shares to the Investor or its designee(s) as DWAC Shares, not later than 4:00 p.m. (New York time) on the Trading Day immediately following the Commencement Date, which Commitment Shares shall be issued pursuant to the Registration Statement and without any restriction on resale. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any Fixed Purchases or Forward Purchases are effected hereunder. Simultaneously with the execution and delivery of this Agreement, on the Commencement Date, the Company shall deliver to the Investor (a) the opinions and negative assurances of outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the parties hereto, (b) a certificate from the Company, dated the Commencement Date, in the form of Exhibit D hereto, and (c) a copy of the irrevocable instructions to the transfer agent regarding the Commitment Shares. On or prior to the Commencement Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the fees and expenses of the Investor’s counsel in accordance with the proviso to the first sentence of Section 9.1 of this Agreement.

Section 6.2 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue and sell the Shares to the Investor under any Fixed Purchase or Forward Purchase is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion, except as expressly provided below.

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (i) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (i) as of the Commencement Date, is sufficient to issue to the Investor not less than (A) the Total Commitment worth of Common Stock plus (B) the Commitment Shares and (ii) as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date, is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Purchase Notice and applicable Forward Purchase Notice.

(c) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.4, and all Prospectus Supplements required to have been filed with the Commission pursuant to Section 1.4 shall have been filed with the Commission in accordance with Section 1.4. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall have been filed with the Commission and such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act. All other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(d) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date.

(e) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(f) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Purchase Notice Date and applicable Forward Purchase Notice Date), and, at any time prior to the applicable Fixed Purchase Notice Date and applicable Forward Purchase Notice Date, none of the events described in clauses (i), (ii) and (iii) of Section 5.6 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

(g) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, in either case seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Fixed Purchase Notice and the applicable Forward Purchase Notice (as applicable) shall not (i) exceed the Fixed Purchase Maximum Amount and the Forward Purchase Maximum Amount, respectively, or (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded.

Section 6.3 Conditions Precedent to the Obligations of the Investor. The obligation hereunder of the Investor to accept a Fixed Purchase Notice or a Forward Purchase Notice and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Fixed Purchase Notice Date and each Forward Purchase Notice Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion, except as expressly provided below.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (i) as of the Commencement Date, is sufficient to issue to the Investor not less than (A) the Total Commitment worth of Common Stock plus (B) the Commitment Shares and (ii) as of the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date, is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Purchase Notice and applicable Forward Purchase Notice. As of the Commencement Date, the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date, the Investor shall be permitted to utilize the Prospectus to resell all of the Securities it then owns or has the right to acquire pursuant to all Fixed Purchase Notices and Forward Purchase Notices delivered by the Company to the Investor pursuant to this Agreement.

(c) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.4, and all Prospectus Supplements required to have been filed with the Commission pursuant to Section 1.4 shall have been filed with the Commission in accordance with Section

1.4. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall have been filed with the Commission and such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act. All other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(d) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market since the most recent Fixed Request Settlement Date or Forward Request Settlement Date (or since the Commencement Date in the case of the first Fixed Request Settlement Date or Forward Request Settlement Date) (except for one or more suspensions of trading of less than fifteen minute duration, which suspension shall be terminated prior to the applicable Fixed Purchase Notice Date and applicable Forward Purchase Notice Date), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (which termination shall be final and non-appealable). At any time since the most recent Fixed Request Settlement Date or Forward Request Settlement Date (or since the Commencement Date in the case of the first Fixed Request Settlement Date or Forward Request Settlement Date), none of the events described in clauses (i), (ii) and (iii) of Section 5.6 shall have occurred (but an event described in clause (iii) of Section 5.6 shall only apply if it has not been cured through the filing of a report with the Commission on EDGAR), trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares.

(e) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date. The Company shall have delivered to the Investor on the applicable Fixed Purchase Notice Date and the applicable Forward Purchase Notice Date the Compliance Certificate substantially in the form attached hereto as Exhibit E.

(f) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(g) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, in either case seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Fixed Purchase Notice and the applicable Forward Purchase Notice (as applicable) shall not (i) exceed the Fixed Purchase Maximum Amount and the Forward Purchase Maximum Amount, respectively, or (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded.

(i) Shares and Commitment Shares Authorized and Delivered. The Shares issuable pursuant to such Fixed Purchase Notice or Forward Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Fixed Purchase Notices and all prior Forward Purchase Notices, as applicable, to the Investor or its designee(s) as DWAC Shares. The Company shall have timely delivered all Commitment Shares to the Investor or its designee(s) as DWAC Shares in accordance with Section 2.5.

(j) Listing of Securities. All of the Securities that may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(k) No Termination Event. There shall not have occurred any event that would permit the Investor to terminate this Agreement pursuant to Section 7.2.

(l) Bring Down Opinions of Counsel. Each time the Company (i) files a Prospectus Supplement relating to the Securities pursuant to Section 1.4 (other than the Initial Prospectus Supplement), (ii) amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Securities (other than as set forth in clauses (iii) and (iv) hereof); (iii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); or (iv) a current report on Form 8-K that contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Registration Statement or any Prospectus Supplement (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Investor, within three (3) Trading Days after each filing date thereof, the opinions and negative assurance “bring down” from outside counsel to the Company, in the forms mutually agreed to by the parties hereto prior to the date hereof. The requirement to provide the opinion “bring down” under this Section 6.3(l) shall be waived for any Representation Date referred to in clause (iv) above with respect to a fiscal quarter during which no Shares were sold hereunder, which waiver shall continue until the earlier to occur of the date the Company delivers a Fixed Purchase Notice or Forward Purchase Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver a Fixed Purchase Notice or Forward Purchase Notice to the Investor following a Representation Date when the Company relied on such waiver and did not provide the Investor with the opinion “bring down” under this Section 6.3(l), then before the Company delivers the Fixed Purchase Notice or Forward Purchase Notice to the Investor, the Company shall provide the Investor with opinion “bring down” from outside counsel to the Company, in the forms mutually agreed to by the parties hereto prior to the date hereof, dated the date of the Fixed Purchase Notice or Forward Purchase Notice (as applicable).

ARTICLE VII
TERMINATION

Section 7.1 Automatic Termination; Termination by Mutual Consent; Termination by the Company. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (a) December 31, 2021, (b) the date that the entire dollar amount of Common Stock registered under the Registration Statement has been issued and sold, (c) the date the Investor shall have purchased or acquired shares of Common Stock pursuant to this Agreement equal to the Aggregate Limit, (d) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market, and (e) the date on which, pursuant to or within the meaning of any

Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 7.3, the Company may terminate this Agreement, at any time and in its sole discretion, effective upon one (1) Trading Day’s prior written notice to the Investor delivered in accordance with Section 9.4 upon a material breach of this Agreement by the Investor, and otherwise effective upon ten (10) Trading Days’ prior written notice to the Investor delivered in accordance with Section 9.4; provided, however, that (i) the Company shall have issued all Commitment Shares to the Investor in accordance with Section 2.5 and shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 9.1 of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

Section 7.2 Other Termination. Subject to Section 7.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 9.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the effectiveness of the Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or the Registration Statement or any post-effective amendment thereto, or any Prospectus Supplement otherwise becomes unavailable to the Investor for the sale of all of the Securities included therein, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor; (d) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (e) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 7.3 Effect of Termination. In the event of termination by the Company or the Investor pursuant to Section 7.1 or 7.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except that (a) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect notwithstanding such termination, (b) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(a) (Securities Compliance), Section 5.3 (Compliance with Laws), Section

5.6 (Stop Orders), Section 5.7 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.8 (Prospectus Delivery), Section 5.10 (Effective Registration Statement), Section 5.11 (Non-Public Information) and Section 5.12 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, and (c) if the Investor or its designee(s) own any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first (1st) Trading Day immediately following the applicable Fixed Purchase Settlement Date related to any pending Fixed Purchase or the applicable Forward Purchase Settlement Date related to any pending Forward Purchase (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under this Agreement with respect to any pending Fixed Purchase or pending Forward Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending Fixed Purchase and any such pending Forward Purchase (as applicable) under this Agreement, provided all of the conditions set forth in Article VI are timely satisfied or, where legally permissible, waived), (ii) affect any cash fees paid to the Investor’s counsel pursuant to Section 9.1, all of which fees shall be non-refundable when paid on or prior to the Commencement Date pursuant to Section 9.1, regardless of whether any Fixed Purchases or Forward Purchases are effected hereunder or any subsequent termination of this Agreement, or (iii) affect any Commitment Shares previously issued or delivered, or any rights of any holder thereof, it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Commencement Date, regardless of whether any Fixed Purchases or Forward Purchases are effected hereunder or any subsequent termination of this Agreement. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 General Indemnity.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Investor, each of its directors, officers, partners, employees, investment managers, investment advisors and Affiliates, and each Person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Investor and each such other Person becomes subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon (i) any violation of United States federal or state securities laws or the rules and regulations of the Trading Market in connection with the transactions contemplated by this Agreement by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (ii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such Person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such Person from whom the Person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 1.4, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such Person to such Person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such Person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

The Company shall reimburse the Investor and each such controlling Person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified Persons subject to indemnification under Section 8.1(a) in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

(b) Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, each of its directors, officers, employees and Affiliates, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Company and each such other Person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Current Report, the Registration Statement or any Prospectus Supplement or Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report, the Registration Statement or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

The Investor shall reimburse the Company and each such director, officer or controlling Person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified Persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2 Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 8.1, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (a) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (b) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (c) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Securities which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified Person at law or in equity.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Commencement Date, by wire transfer of immediately available funds to an account designated by the Investor’s counsel on or prior to the date of this Agreement, a non-accountable and non-refundable document preparation fee of up to $30,000, exclusive of disbursements and out-of-pocket expenses, in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence of the Company and review of the Registration Statement, the Initial Prospectus Supplement, the Current Report, any Permitted Free Writing Prospectus and all other related transaction documentation. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Fixed Purchases or Forward Purchases are effected by the Company or settled hereunder.

Section 9.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE,

AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3 Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

CV Sciences, Inc.
10070 Barnes Canyon Road
San Diego, CA 92121
Telephone Number: (866) 290-2157
Email: joseph.dowling@cvsciences.com
Joerg.grasser@cvsciences.com
Attention: Chief Executive Officer
Chief Financial Officer

With a copy (which shall not constitute notice) to:

Procopio
12544 High Bluff Drive, Suite 400
San Diego, CA 92130
Telephone Number: (164) 060-8776
Email: john.cleary@procopio.com
Attention: John P. Cleary, Esq.

If to the Investor:

Tumim Stone Capital LLC
140 Broadway, 38th Floor
New York, NY 10005
Telephone Number: (646) 845-0040
Email: mjtarlow@3ifund.com

Attention: Maier Joshua Tarlow

With a copy (which shall not constitute notice) to:
Dorsey & Whitney LLP
51 West 52nd Street
New York, NY 10019
Telephone Number: (212) 415-9214
Email: marsico.anthony@dorsey.com
Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6 Headings; Construction. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America.

Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (a) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect notwithstanding such termination, (b) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(a) (Securities Compliance), Section 5.3 (Compliance with Laws), Section 5.6 (Stop Orders), Section 5.7 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.8 (Prospectus Delivery), Section 5.10 (Effective Registration Statement), Section 5.11 (Non-Public Information) and Section 5.12 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, and (c) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination.

Section 9.10 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 9.11 Publicity. The Investor shall have the right to approve, prior to issuance or filing, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby (unless the same disclosure has been previously reviewed and approved by the Investor); provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable law and regulations (including the regulations of the Trading Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure.

Section 9.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13 No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CV SCIENCES, INC.:

By:	/s/ Joseph Dowling
Name: Joseph Dowling
Title: CEO

TUMIM STONE CAPITAL, LLC:

By:	/s/ Maier J Tarlow
Name: Maier J Tarlow
Title: Managing Partner

ANNEX A TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 1.1.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Prospectus” shall mean the Company’s prospectus, dated April 30, 2020, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 2.4.

“Bloomberg” means Bloomberg, L.P.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.12.

“Bylaws” shall have the meaning assigned to such term in Section 4.3.

“Charter” shall have the meaning assigned to such term in Section 4.3.

“Cleansing Date” shall have the meaning assigned to such term in Section 5.11.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commencement” shall have the meaning assigned to such term in Section 2.1.

“Commencement Date” shall have the meaning assigned to such term in Section 2.1.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2019, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2019 (the “2019 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Company during the Investment Period, including, without limitation, the Current Report, (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which the Company shall cause its transfer agent to electronically transfer to the Investor as DWAC Shares in such amount and at such time as set forth in Section 2.5.

“Common Stock” shall have the meaning assigned to such term in the Recitals.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the Preamble.

“Cover Price” shall have the meaning assigned to such term in Section 2.3.

“Critical Accounting Policies” shall have the meaning assigned to such term in Section 4.6(e).

“Current Report” shall have the meaning assigned to such term in Section 1.4.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Disclosure Schedule” shall have the meaning assigned to such term in Article IV.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 4.28.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Securities being purchased or acquired by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” shall have the meaning assigned to such term in Section 4.3.

“Eligible Market” means The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQX Best Market operated by OTC Markets Group Inc. (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 4.17.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) Common Stock issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively through a registered broker-dealer, as the Company’s sales agent, pursuant to one or more written agreements between the Company and such registered broker-dealer.

“FCPA” shall have the meaning assigned to such term in Section 4.29.

“FINRA” means the Financial Industry Regulatory Authority.

“Fixed Purchase” shall have the meaning assigned to such term in Section 2.1.

“Fixed Purchase Maximum Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, a number of shares of Common Stock equal to the lesser of (i) 150,000 and (ii) 50% of the arithmetic average of the three (3) lowest daily trading volumes in the Common Stock on the Trading Market during the ten (10) Trading Day period ending on (and including) the applicable Fixed Purchase Notice Date for such Fixed Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); provided, however, that the Company and the Investor may mutually agree to increase the Fixed Purchase Maximum Amount applicable to any Fixed

Purchase made pursuant to Section 2.1 on the applicable Fixed Purchase Notice Date for such Fixed Purchase.

“Fixed Purchase Notice” means, with respect to a Fixed Purchase pursuant to Section 2.1, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a Fixed Purchase Share Amount (such specified Fixed Purchase Share Amount subject to adjustment as set forth in Section 2.1 as necessary to give effect to the Fixed Purchase Maximum Amount), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Settlement Date for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Notice Date” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the Trading Day on which the Investor receives, after 4:00 p.m., New York time, but prior to 6:00 p.m., New York time, on such Trading Day, a valid Fixed Purchase Notice for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Price” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the purchase price per Share to be purchased by the Investor in such Fixed Purchase equal to the lower of (i) the product of (A) 0.90 and (B) the arithmetic average of the three (3) lowest VWAPs for the Common Stock during the ten (10) consecutive Trading-Day period ending on (and including) the applicable Fixed Purchase Notice Date for such Fixed Purchase, and (ii) the product of (A) 0.97 and (B) the lowest Sale Price of the Common Stock on the applicable Fixed Purchase Notice Date for such Fixed Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction).

“Fixed Purchase Settlement Date” shall have the meaning assigned to such term in Section 2.3(a).

“Fixed Purchase Share Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the number of Shares to be purchased by the Investor in such Fixed Purchase as specified by the Company in the applicable Fixed Purchase Notice, which number of Shares shall not exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Notice Date).

“Forward Purchase” shall have the meaning assigned to such term in Section 2.2.

“Forward Purchase Confirmation” shall have the meaning assigned to such term in Section 2.2.

“Forward Purchase Commencement Time” means, with respect to a Forward Purchase made pursuant to Section 2.2, 9:30:01 a.m., New York time, on the applicable Forward Purchase Clearing Date, or such other time publicly announced by the Trading Market (or if the Common Stock is listed on an Eligible Market, by such Eligible Market) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market) on such applicable Forward Purchase Clearing Date.

“Forward Purchase Clearing Date” means, with respect to a Forward Purchase made pursuant to Section 2.2, the Trading Day immediately following the applicable Forward Purchase Notice Date, provided that the Company has timely delivered to the Investor’s designated broker all of the Shares to be purchased by the Investor in such Forward Purchase as DWAC Shares before 1:00 p.m., New York time, on such Trading Day, or, if such Shares are received by the Investor after 1:00 p.m., New York time, then the “Forward Purchase Clearing Date” shall be the Trading Day immediately following the Trading Day on which the Investor has received all of such Shares as DWAC Shares.

“Forward Purchase Maximum Amount” means, with respect to a Forward Purchase made pursuant to Section 2.2, a number of shares of Common Stock having an aggregate applicable Forward Purchase

Price of $100,000 (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); provided, however, that the Company and the Investor may mutually agree to increase the Forward Purchase Maximum Amount applicable to any Forward Purchase made pursuant to Section 2.2 on the applicable Forward Purchase Notice Date for such Forward Purchase.

“Forward Purchase Notice” means, with respect to a Forward Purchase made pursuant to Section 2.2, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a Forward Purchase Share Amount (such specified Forward Purchase Share Amount subject to adjustment as set forth in Section 2.2 as necessary to give effect to the Forward Purchase Maximum Amount), at the applicable Forward Purchase Price therefor on the applicable Forward Purchase Settlement Date for such Forward Purchase in accordance with this Agreement.

“Forward Purchase Notice Date” means, with respect to a Forward Purchase made pursuant to Section 2.2, the Trading Day on which the Investor receives, after 4:00 p.m., New York time, but prior to 6:00 p.m., New York time, on such Trading Day, a valid Forward Purchase Notice for such Forward Purchase in accordance with this Agreement.

“Forward Purchase Period” means, with respect to a Forward Purchase made pursuant to Section 2.2, the period beginning at the applicable Forward Purchase Commencement Time and ending at the applicable Forward Purchase Termination Time.

“Forward Purchase Price” means, with respect to a Forward Purchase made pursuant to Section 2.2, the product of (i) 0.97 and (ii) the lowest Sale Price of the Common Stock during the applicable Forward Purchase Period for such Forward Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Forward Purchase Share Amount” means, with respect to a Forward Purchase made pursuant to Section 2.2, the number of Shares to be purchased by the Investor in such Forward Purchase as specified by the Company in the applicable Forward Purchase Notice, which number of Shares shall not exceed the applicable Forward Purchase Maximum Amount.

“Forward Purchase Termination Time” means, with respect to a Forward Purchase made pursuant to Section 2.2, 4:00:00 p.m., New York time, or such other time publicly announced by the Trading Market (or if the Common Stock is listed on an Eligible Market, by such Eligible Market) as the official close of trading on the Trading Market (or on such Eligible Market), on the second (2nd) Trading Day immediately following the applicable Forward Purchase Clearing Date for such Forward Purchase.

“Forward Purchase Settlement Date” shall have the meaning assigned to such term in Section 2.3(b).

“Free Writing Prospectus” shall mean a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Licenses” shall have the meaning assigned to such term in Section 4.16(a).

“Indebtedness” shall have the meaning assigned to such term in Section 4.11.

“Initial Prospectus Supplement” shall have the meaning assigned to such term in Section 1.4.

“Intellectual Property” shall have the meaning assigned to such term in Section 4.16(b).

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is terminated pursuant to Article VII.

“Investor” shall have the meaning assigned to such term in the Preamble.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 promulgated under the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“IT Systems” shall have the meaning assigned to such term in Section 4.32.

“Knowledge” means the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” shall mean any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would reasonably be expected to have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or any condition, occurrence, state of facts or event that would prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would reasonably be expected to occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) the effect of any changes arising in connection with acts of war (whether or not declared), terrorism, military actions or the escalation thereof, the continuation or worsening of any epidemic, pandemic or other public health event (including the illness commonly known as COVID-19), or any force majeure events occurring after the Commencement Date, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (iii) the effect of any changes in applicable legal requirements or GAAP; (iv) changes generally affecting any of the drybulk shipping, offshore drilling or tanker industries, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; and (v) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank or commercial lenders, lessors, collaboration partners, employees or consultants.

“Material Agreements” shall have the meaning assigned to such term in Section 4.18.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 4.30.

“Non-Affiliate Shares” shall have the meaning assigned to such term in Section 4.20(b).

“OFAC” shall have the meaning assigned to such term in Section 4.31.

“Permitted Free Writing Prospectus” shall have the meaning assigned to such term in Section 5.7(b).

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 4.32.

“Plan” shall have the meaning assigned to such term in Section 4.24.

“Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein, together with any Permitted Free Writing Prospectus.

“Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registration Period” shall have the meaning assigned to such term in Section 5.10.

“Registration Statement” shall mean the registration statement on Form S-3, Commission File Number 333-237772, filed by the Company with the Commission under the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including any related abbreviated registration statement to register additional shares of Common Stock filed by the Company pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, including any comparable successor registration statement filed by the Company with the Commission under the Securities Act for the registration of shares of its Common Stock, including the Shares.

“Representation Date” shall have the meaning assigned to such term in Section 6.3(l).

“Restricted Period” shall have the meaning assigned to such term in Section 5.9(a).

“Restricted Person” shall have the meaning assigned to such term in Section 5.9(a).

“Restricted Persons” shall have the meaning assigned to such term in Section 5.9(a).

“Sale Price” means, for the Common Stock as of any date(s) or period(s), any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Securities” shall mean, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Fixed Purchase Notices and Forward Purchase Notices, but not including the Commitment Shares.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Significant Subsidiary” means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission.

“SOXA” shall have the meaning assigned to such term in Section 4.6(c).

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Total Commitment” shall have the meaning assigned to such term in Section 1.1.

“Trading Day” shall mean a full trading day, beginning at 9:30:01 a.m., New York time, or such other time publicly announced by the Trading Market (or if the Common Stock is listed on an Eligible Market, by such Eligible Market), as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market), and ending at 4:00:00 p.m., New York time, or such other time publicly announced by the Trading Market (or if the Common Stock is listed on an Eligible Market, by such Eligible Market), as the official close of trading on the Trading Market (or on such Eligible Market).

“Trading Market” means the OTCQB Venture Market operated by OTC Markets Group Inc. (or any nationally recognized successor thereto).

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock as of any date, the dollar volume-weighted average price for the Common Stock on the Trading Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg through its “AQR” function or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF FIXED PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of December 4, 2020, (the “Purchase Agreement”) between CV Sciences, Inc., a Delaware corporation (the “Company”), and Tumim Stone Capital, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Fixed Purchase Notice to exercise a Fixed Purchase for the Fixed Purchase Share Amount indicated below.

Fixed Purchase Share Amount (number of Shares):
Fixed Purchase Price (per Share):
Total Aggregate Fixed Purchase Price:
Fixed Purchase Settlement Date:
Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	CV SCIENCES, INC.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:

TUMIM STONE CAPITAL, LLC

By:
Name:
Title

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF FORWARD PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of December 4, 2020, (the “Purchase Agreement”) between CV Sciences, Inc., a Delaware corporation (the “Company”), and Tumim Stone Capital, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Company hereby issues this Forward Purchase Notice to exercise a Forward Purchase for the Forward Purchase Share Amount indicated below.

Forward Purchase Share Amount (number of Shares):
Forward Purchase Clearing Date:
Forward Purchase Period start date:
Forward Purchase Period end date:
Forward Purchase Settlement Date:
Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	CV SCIENCES, INC.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:

TUMIM STONE CAPITAL, LLC

By:
Name:
Title

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF FORWARD PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of December 4, 2020, (the “Purchase Agreement”) between CV Sciences, Inc., a Delaware corporation (the “Company”), and Tumim Stone Capital, LLC, a Delaware limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Investor hereby issues this Forward Purchase Confirmation for the Forward Purchase Share Amount indicated below.

Forward Purchase Share Amount (number of Shares):
Forward Purchase Clearing Date:
Forward Purchase Period start date:
Forward Purchase Period end date:
Forward Purchase Settlement Date:
Lowest Sale Price during Forward Purchase Period:
Forward Purchase Price (per Share):
Total Aggregate Forward Purchase Price:

Dated:	TUMIM STONE CAPITAL, LLC

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:

CV SCIENCES, INC.

By:
Name:
Title